Exhibit 10.1
Stock   Purchase   Agreement

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made effective as of the 2nd day of October 2009, by and among David M. Loev, an individual (“Loev”) and MaryAnne McAdams, (“McAdams” and together with Loev, the “Seller” or the “Sellers”), and Archetype Partners LLC, a Georgia limited liability company, or its assigns (being herein referred to as “Purchaser”), each sometimes referred to herein as a “Party” and collectively the “Parties.”

PRELIMINARY STATEMENTS

A.	Sellers collectively own 3,000,000 shares of common stock of RX Scripted, Inc., a Nevada corporation (the “Company”), which shares represent approximately 92% of the outstanding shares of the Company.

B.
Sellers are willing to sell an aggregate of 2,336,000 shares of common stock of the Company (the “Shares” or the “Common Stock”) to the Purchaser, on the terms, provisions and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller and Purchaser do hereby agree as follows:

ARTICLE I

Purchase and Sale of the Common Stock

Section 1.01.  Purchase and Sale.  On the Closing Date (as defined below) and upon the terms and subject to the conditions set forth herein, the Sellers shall deliver the Common Stock of the Company to the Purchaser free and clear of all liens, and Purchaser shall purchase the Common Stock from the Seller in accordance with Section 1.02 below.

Section 1.02.  Purchase Price.  The purchase price (the “Purchase Price”) for the Common Stock shall be $185,000 and the Additional Shares (as defined below), payable as follows:

(a)	Purchaser shall pay Sellers $100,000 in cash at Closing (the “Closing Cash Consideration”);

(b)
Purchaser shall pay Sellers $85,000 within 45 days of Closing, which amount if not paid within 45 days of Closing shall bear interest at the rate of 19.2% per annum, until paid in full (the “Post-Closing Cash Consideration”); and

(c)
Following the transaction by Purchaser involving the Company, which transaction shall include the acquisition of a business unit and may include, but not be limited to, a Share Exchange Agreement, Stock Purchase Agreement or similar agreement which results in a Change in Control (as defined below) of the Company, the Purchaser shall cause the Company to issue to the Sellers, within 10 days of the closing of such transaction, a sufficient number of additional shares of common stock of the Company such that each Seller owns, together which such other shares of common stock as each Seller then owns, at a minimum 1% of the Company’s then outstanding voting shares (the “Additional Shares” and together with 1.02(b) above, the “Continuing Obligations”).  The Additional Shares shall apply to only the first acquisition and related financing and no other transactions of any kind, provided nothing herein shall limit Sellers rights as shareholders to participate in stock dividends or stock splits or other transactions that merely adjust or change the number of shares outstanding on a pro rata basis.

(d)	A “Change in Control” shall include, but not be limited to:

(1)
the adoption of a plan of merger, share exchange, stock purchase agreement with any other corporation or association as a result of which the holders of the voting capital stock of the Company as a group would receive less than 50% of the voting capital stock of the surviving or resulting corporation;

(2)	the approval by the Board of Directors of the Company of an agreement providing for the sale or transfer of substantially all the assets of the Company; or

(3)	the acquisition of more than 20% of the Company's voting capital stock by any person within the meaning of Rule 13d-3 under the Securities Act of 1933, as amended.

Section 1.03. Time and Place of Closing.  Subject to the satisfaction or waiver of the conditions herein, the closing (the “Closing”) of the transactions contemplated by this Agreement shall take place on or before __________, 2009 or at such time, date or place as the Seller and Purchaser may agree (the “Closing Date”).

Section 1.04.  Delivery of the Common Stock; Payment of Purchase Price.  At Closing:  (a) the Seller shall deliver to the Purchaser the certificates representing the Common Stock, duly endorsed in blank or accompanied by stock powers duly endorsed in blank, with all taxes attributable to the transfer and sale of the Common Stock paid by the Seller; and (b) the Purchaser shall deliver to the Seller the Closing Cash Consideration in accordance with Section 1.02.

ARTICLE II

Representations and Warranties of Sellers and the Company

Subject to all of the terms, conditions and provisions of this Agreement, the Sellers and the Company hereby represent and warrant to Purchaser, as of the date hereof and as of the Closing, as follows:

Section 2.01.  Organization and Qualification.  The Company is a Nevada corporation, duly organized, validly existing and in good standing under the laws of the State of Nevada.  The Company has all requisite power and authority, corporate or otherwise, to own, lease and operate its assets and properties and to carry on its business as now being conducted.

Section 2.02.  Capitalization of the Company; Title to the Common Stock.  There are 100,000,000 shares of common stock, $0.001 par value per share, authorized of the Company, of which 3,282,500 shares of common stock are issued and outstanding and 10,000,000 shares of preferred stock, $0.001 par value per share, authorized of the Company, of which no shares are currently issued and outstanding.  All of the outstanding shares of common stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of preemptive rights.  The Common Stock transferred by the Seller to Purchaser will be free and clear of liens.  There are no outstanding or authorized subscriptions, options, warrants, calls, rights or other similar contracts, including rights of conversion or exchange under any outstanding debt or equity security or other contract, or obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, any other shares of capital stock of the Company or any other debt or equity securities convertible into or evidencing the right to subscribe for any such shares of capital stock or obligating the Company to grant, extend or enter into any such contract, except a convertible note with Loev as otherwise described in the Company’s EDGAR filings at www.sec.gov which will be cancelled as of Closing.  The Sellers have full legal right to sell, assign and transfer the Common Stock to Purchaser and will, upon payment for the Common Stock and delivery to Purchaser of a certificate or certificates representing the Common Stock, transfer good and indefeasible title to the Common Stock to Purchaser, free and clear of liens, subject only to the Continuing Obligations described above.

Section 2.03.  Authority.  The Sellers have all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby.  The Sellers and the Company have duly and validly executed and delivered this Agreement and will, on or prior to the Closing, execute, such other documents as may be required hereunder and, assuming the due authorization, execution and delivery of this Agreement by the parties hereto and thereto, this Agreement constitutes, the legal, valid and binding obligation of the Sellers and the Company, as applicable, enforceable against the Sellers and the Company, as applicable, in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles.

Section 2.04.  No Conflict.  The execution and delivery by the Sellers and the Company of this Agreement and the consummation of the transactions contemplated hereby and thereby, do not and will not, by the lapse of time, the giving of notice or otherwise:  (a) constitute a violation of any law; (b) constitute a breach or violation of any provision contained in the Articles of Incorporation or Bylaws of the Company; (c) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract or agreement to which the Sellers and/or the Company are a party; or (d) result in or require the creation of any lien upon the Common Stock.

Section 2.05.  Consents and Approvals.  No governmental approvals and no notifications, filings or registrations to or with any governmental authority or any other person is or will be necessary for the valid execution and delivery by the Seller and/or the Company of this Agreement or the consummation of the transactions contemplated hereby or thereby, or the enforceability hereof or thereof, other than those which have been obtained or made and are in full force and effect.

Section 2.06.  Litigation.  There are no claims pending or, to the knowledge of the Sellers and the Company, threatened against or affecting the Company or any of its assets, liabilities and properties before or by any governmental authority or any other person.  The Sellers and the Company have no knowledge of the basis for any claim, which alone or in the aggregate:  (a) could reasonably be expected to result in any liability with respect to either of the Company; or (b) seeks to restrain or enjoin the execution and delivery of this Agreement or the consummation of any of the transactions contemplated hereby or thereby.  There are no judgments or outstanding orders, injunctions, decrees, stipulations or awards against either of the Company or any of their assets and properties.

Section 2.07.  Brokers, Finders and Financial Advisors.  No broker, finder or financial advisor has acted for Sellers in connection with this Agreement or the transactions contemplated hereby or thereby, and no broker, finder or financial advisor is entitled to any broker’s, finder’s or financial advisor’s fee or other commission in respect thereof based in any way on any contract with Seller.

Section 2.08.  Liabilities. Sellers shall be responsible for all liabilities of the Company at Closing and shall indemnify the Purchaser against such liabilities subsequent to the Parties entering into this Agreement and subsequent to Closing.

Section 2.09  Filings.  All of the Company’s SEC filings are accurate in all material respects and contain all necessary disclosures and were duly and timely filed and all required filings are up to date.  The Company is not under and has no knowledge of any facts that would give rise to the SEC sanctioning or otherwise imposing any restrictions on the Company’s ability to file a registration statement or permit that registration statement from going effective in the SEC’s ordinary course.

ARTICLE III

Representations and Warranties of Purchaser

Subject to all of the terms, conditions and provisions of this Agreement, Purchaser hereby represents and warrants to the Sellers, as of the date hereof and as of the Closing, as follows:

Section 3.01.  Authority.  Purchaser has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby.  Purchaser has duly and validly executed and delivered this Agreement and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto and thereto, this Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles.

Section 3.02.  No Conflict.  The execution and delivery by Purchaser of this Agreement and the consummation of the transactions contemplated hereby and thereby do not and shall not, by the lapse of time, the giving of notice or otherwise:  (a) constitute a violation of any law; or (b) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which Purchaser is a party or by which Purchaser is bound or affected.

Section 3.03.  Consents and Approvals. No governmental approvals and no notifications, filings or registrations to or with any governmental authority or any other person is or will be necessary for the valid execution and delivery by Purchaser of this Agreement and the closing documents to which it is a party, or the consummation of the transactions contemplated hereby or thereby, or the enforceability hereof or thereof, other than those which have been obtained or made and are in full force and effect.

Section 3.04.  Litigation.  There are no claims pending or, to the knowledge of Purchaser, threatened, and Purchaser has no knowledge of the basis for any claim, which either alone or in the aggregate, seeks to restrain or enjoin the execution and delivery of this Agreement or the consummation of any of the transactions contemplated hereby or thereby.  There are no judgments or outstanding orders, injunctions, decrees, stipulations or awards against Purchaser which prohibits or restricts, or could reasonably be expected to result in any delay of, the consummation of the transactions contemplated by this Agreement.  Purchaser agrees to indemnify and hold harmless the Seller and Company against any and all costs, judgments, fees or awards whatsoever associated with any proceedings, claims, demands, or other actions made against the Company for time periods prior to Closing.

Section 3.05.  Brokers, Finders and Financial Advisors.   No broker, finder or financial advisor has acted for Purchaser in connection with this Agreement or the transactions contemplated hereby or thereby, and no broker, finder or financial advisor is entitled to any broker’s, finder’s or financial advisor’s fee or other commission in respect thereof based in any way on any contract with Purchaser.

Section 3.06.  Representations, Acknowledgements and Warranties of Purchaser.  The Purchaser represents, acknowledges and warrants the following to the Company on behalf of the Purchaser and/or any permitted assigns of the Purchaser, and agrees that such representations, acknowledgements and warranties shall be automatically reconfirmed by the Purchaser on the Closing Dates:

(a)           The Purchaser recognizes that the Common Stock has not been registered under the Securities Act of 1933, as amended (“Act”), nor under the securities laws of any state and, therefore, cannot be resold unless the resale of the Common Stock is registered under the Act or unless an exemption from registration is available.  The Purchaser may not sell the Common Stock without registering them under the Act and any applicable state securities laws unless exemptions from such registration requirements are available with respect to any such sale;

(b)           The Purchaser is acquiring the Common Stock for its own account for long-term investment and not with a view toward resale, fractionalization or division, or distribution thereof, and it does not presently have any reason to anticipate any change in its circumstances, financial or otherwise, or particular occasion or event which would necessitate or require the sale or distribution of the Common Stock.  No one other than the Purchaser will have any beneficial interest in said securities;

(c)           The Purchaser acknowledges that it is an “Accredited Investor” because it meets one of the following items: is a natural person who has an individual net worth, or joint net worth with  that person's spouse of more than $1,000,000; or is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or is a bank as defined in Section 3(a)(2) of the 1933 Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act whether acting in its individual or fiduciary capacity; or any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; or is an insurance company as defined in Section 2(13) of the 1933 Act; or is an investment company registered under the Investment Company Act of 1940; or a business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; or is a Small Business Investment Company licensed by the U. S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a "plan fiduciary" (as defined in Section 3(21) of such act) which is either a bank, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directive plan, its investment decisions are made solely by persons that are accredited investors; or is a "private business development company" as defined in Section 202(a)(22) of the Investment Advisors Act of 1940; or is an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Common Stock, whose purchase is directed by a sophisticated person as defined in the rules and regulations of the 1933 Act; or is an entity in which all of the equity owners fall within one of the categories set forth above; or is otherwise an Accredited Investor as defined in Section 501 of Regulation D as adopted by the Securities and Exchange Commission;

(d)           The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of an investment in the Common Stock and of making an informed investment decision, and does not require a Purchaser Representative in evaluating the merits and risks of an investment in the Common Stock;

(e)           The Purchaser recognizes that an investment in the Company is a speculative venture and that the total amount of funds tendered to purchase the Common Stock is placed at the risk of the business and may be completely lost.  The purchase of Common Stock as an investment involves special risks.  The Purchaser has read and reviewed the Company’s latest periodic and current report filings on the Securities and Exchange Commission’s EDGAR webpage at www.sec.gov;

(f)           The Purchaser realizes that the Common Stock shares cannot readily be sold as they will be restricted securities and therefore the Common Stock must not be purchased unless the Purchaser has liquid assets sufficient to assure that such purchase will cause no undue financial difficulties and the Purchaser can provide for current needs and possible personal contingencies;

(g)           The Purchaser confirms and represents that it is able (i) to bear the economic risk of its investment, (ii) to hold the Common Stock for an indefinite period of time, and (iii) to afford a complete loss of its investment.  The Purchaser also represents that it has (i) adequate means of providing for its current needs and possible personal contingencies, and (ii) has no need for liquidity in this particular investment;

(h)           All information which the Purchaser has provided to the Company concerning the Purchaser's financial position and knowledge of financial and business matters is correct and complete as of the date hereof, and if there should be any material change in such information prior to acceptance of this Agreement by the Company, the Purchaser will immediately provide the Company with such information; and

(i)           The Purchaser has carefully considered and has, to the extent it believes such discussion necessary, discussed with his, her or its professional, legal, tax and financial advisors, the suitability of an investment in the Common Stock for its particular tax and financial situation and that the Purchaser and his, her or its advisers, if such advisors were deemed necessary, have determined that the Common Stock are a suitable investment for it.

ARTICLE IV

Covenants

Section 4.01.  Further Assurances.  Sellers, the Company and Purchaser agree that, from time to time, whether before, at or after the Closing, each of them will take such other action and to execute, acknowledge and deliver such contracts, deeds, or other documents (a) as may be reasonably requested and necessary or appropriate to carry out the purposes and intent of this Agreement; or (b) to effect or evidence the transfer to the Purchaser of the Common Stock held by or in the name of the Sellers.

Section 4.02.  Public Announcements.  Except as required by law, without the prior written approval of the other party, neither Sellers, the Company nor Purchaser will issue, or permit any agent or affiliate thereof to issue, any press release or otherwise make or permit any agent or affiliate thereof to make, any public statement or announcement with respect to this Agreement or the transactions contemplated hereby and thereby, provided however that the Company may take actions consistent with Form 8-K to disclose the Agreement and the terms and conditions herein in its required filings on EDGAR.

Section 4.03.  Voting.  Provided that Purchaser is not in default for any obligation hereunder that remains uncured, for the first twelve months after Closing, Sellers shall vote their shares in the same manner as Purchasers.

ARTICLE V

Conditions

Section 5.01.  Conditions to Obligations of each of the Parties.  The respective obligations of each party to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing of the following conditions: (a) no preliminary or permanent injunction or other order, decree or ruling which prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect; (b) no claim shall have been asserted, threatened or commenced and no law shall have been enacted, promulgated or issued which would reasonably be expected to (i) prohibit the purchase of, payment for or retention of the Common Stock by Purchaser or the consummation of the transactions contemplated by this Agreement or (ii) make the consummation of any such transactions illegal; and (c) all approvals legally required for the consummation of the transactions contemplated by this Agreement shall have been obtained and be in full force and effect at the Closing.

Section 5.02.  Conditions to Obligations of Sellers.  The obligations of Sellers to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions, except as Sellers may waive in writing: (a) Purchaser shall have complied with and performed in all material respects all of the terms, covenants, agreements and conditions contained in this Agreement which are required to be complied with and performed on or prior to Closing; and (b) the representations and warranties of Purchaser in this Agreement shall have been true and correct on the date hereof or thereof, as applicable, and such representations and warranties shall be true and correct on and at the Closing (except those, if any, expressly stated to be true and correct at an earlier date), with the same force and effect as though such representations and warranties had been made on and at the Closing.

Section 5.03.  Conditions to Obligations of Purchaser.  The obligations of Purchaser to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to Closing of the following additional conditions, except as Purchaser may waive in writing: (a) the Sellers and the Company shall have complied with and performed in all material respects all of the terms, covenants, agreements and conditions contained in this Agreement which are required to be complied with and performed on or prior to Closing; and (b) the representations and warranties of Sellers and the Company in this Agreement shall have been true and correct on the date hereof or thereof, as applicable, and such representations and warranties shall be true and correct on and at the Closing (except those, if any, expressly stated to be true and correct at an earlier date), with the same force and effect as though such representations and warranties had been made on and at the Closing.

ARTICLE VI

Indemnification

Section 6.01.  Indemnification of Sellers.  Subject to the terms and conditions of this Article VI, Purchaser agrees to indemnify, defend and hold harmless Sellers, their respective affiliates, its respective present and former directors, officers, shareholders, employees and agents and its respective heirs, executors, administrators, successors and assigns (the “Seller Indemnified Persons”), from and against any and all claims, liabilities and losses which may be imposed on, incurred by or asserted against, arising out of or resulting from, directly or indirectly:

(a)           the inaccuracy of any representation or breach of any warranty of Purchaser contained in or made pursuant to this Agreement which was not disclosed to Sellers in writing prior to the Closing; provided that no such notification shall be deemed to waive or abrogate any right of Sellers with respect to conditions to Closing in Section 5.02;

(b)           the breach of any covenant or agreement of Purchaser contained in this Agreement;

(c)           any claim to fees or costs for alleged services by a broker, agent, finder or other person claiming to act in a similar capacity at the request of Purchaser in connection with this Agreement; or

(d)           the conduct of the business  of the Company after the date of Closing;

provided, however, that Purchaser shall not be liable for any portion of any claims, liabilities or losses resulting from a material breach by Sellers of any of its obligations under this Agreement or from any Seller Indemnified Party’s gross negligence, fraud or willful misconduct.

Purchaser shall conduct the defense of such claims. Sellers agree to immediately notify Purchaser of any claims and to cooperate with Purchaser’s defense of the claims, at Purchaser’s expense. Sellers further agree to retain all records of the corporation, including but not limited to all contracts with customers effective before the closing date so that the records may be available to Purchaser in conduct of the defense against any such claims.

Section 6.02.  Indemnification of Purchaser.  Subject to the terms and conditions of this Article VI, from and after the Closing, Sellers agree to indemnify, defend and hold harmless the Purchaser, its respective affiliates, its respective present and former directors, officers, shareholders, employees and agents and its respective heirs, executors, administrators, successors and assigns (the “Purchaser Indemnified Persons”), from and against any and all claims, liabilities and losses which may be imposed on, incurred by or asserted against any Purchaser Indemnified Person, arising out of or resulting from, directly or indirectly:

(a)           the inaccuracy of any representation or breach of any warranty of the Sellers or the Company contained in or made pursuant to this Agreement which was not disclosed to Purchaser in writing prior to the Closing; provided that no such notification shall be deemed to waive or abrogate any right of Purchaser with respect to conditions to Closing in Section 5.03;

(b)           the breach of any covenant or agreement of Sellers or the Company contained in this Agreement;

(c)           the conduct of the business of the Company prior to the Closing; or

(d)           any claim to fees or costs for alleged services rendered by a broker, agent, finder or other person claiming to act in a similar capacity at the request of the Seller in connection with this Agreement;

provided, however, that Sellers and the Company shall not be liable for any portion of any claims, liabilities or losses resulting from a material breach by Purchaser of its obligations under this Agreement or from a Purchaser Indemnified Person’s gross negligence, fraud or willful misconduct.

Sellers shall conduct the defense of such claims. Purchaser agrees to immediately notify Sellers of any claims and to cooperate with Sellers defense of the claims, at Sellers expense.

ARTICLE VII

Miscellaneous

Section 7.01.  Notices.  Any and all notices, requests or other communications hereunder shall be given in writing and delivered by: (a) regular, overnight or registered or certified mail (return receipt requested), with first class postage prepaid; (b) hand delivery; (c) facsimile transmission; or (d) overnight courier service, to the parties at the following addresses or facsimile numbers:

(i) if to Seller, to:	David M. Loev and MaryAnne McAdams
c/o The Loev Law Firm, PC
6300 West Loop South, Suite 280,
Bellaire, Texas 77401
Telephone Number: (713) 524-4110
Facsimile Number: (713) 524-4122

(ii) if to Purchaser, to:	Archetype Partners, LLC
Five Concourse Parkway
Suite 2925
Atlanta, GA 30328
Attention: Bryan Crutchfield

(ii) Copies to:	The Loev Law Firm, PC
6300 West Loop South, Suite 280,
Bellaire, Texas 77401
Telephone Number: (713) 524-4110
Facsimile Number: (713) 524-4122

or at such other address or number as shall be designated by either of the parties in a notice to the other party given in accordance with this Section 7.01.  Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given: (A) in the case of a notice sent by regular or registered or certified mail, three business days after it is duly deposited in the mails; (B) in the case of a notice delivered by hand, when personally delivered; (C) in the case of a notice sent by facsimile, upon transmission subject to telephone confirmation of receipt; and (D) in the case of a notice sent by overnight mail or overnight courier service, the next business day after such notice is mailed or delivered to such courier, in each case given or addressed as aforesaid.

Section 7.02.  Benefit and Burden.  This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their successors and permitted assigns.

Section 7.03.  No Third Party Rights.  Nothing in this Agreement shall be deemed to create any right in any creditor or other person not a party hereto (other than the Purchaser Indemnified Persons) and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third party (other than the Purchaser Indemnified Persons).

Section 7.04.  Amendments and Waiver.  No amendment, modification, restatement or supplement of this Agreement shall be valid unless the same is in writing and signed by the parties hereto.  No waiver of any provision of this Agreement shall be valid unless in writing and signed by the party against whom that waiver is sought to be enforced.

Section 7.05.  Assignments.  Purchaser may assign any of its rights, interests and obligations under this Agreement and must notify Sellers in writing.

Section 7.06.  Counterparts.  This Agreement may be executed in counterparts and by the different parties in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same agreement.

Section 7.07.  Captions and Headings.  The captions and headings contained in this Agreement are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof if any question of intent should arise.

Section 7.08.  Construction.  The parties acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the parties hereto.  In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders. The word “person” includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

Section 7.09.  Severability.  Should any clause, sentence, paragraph, subsection, Section or Article of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the parties agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom by the parties, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

Section 7.10.  Effect of Facsimile and Photocopied Signatures. This Agreement may be executed in several counterparts, each of which is an original.  It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.  A copy of this Agreement signed by one party and faxed to another party shall be deemed to have been executed and delivered by the signing party as though an original.  A photocopy of this Agreement shall be effective as an original for all purposes.

Section 7.11.  Remedies.  The parties agree that the covenants and obligations contained in this Agreement relate to special, unique and extraordinary matters and that a violation of any of the terms hereof or thereof would cause irreparable injury in an amount which would be impossible to estimate or determine and for which any remedy at law would be inadequate.  As such, the parties agree that if either party fails or refuses to fulfill any of its obligations under this Agreement or to make any payment or deliver any instrument required hereunder or thereunder, then the other party shall have the remedy of specific performance, which remedy shall be cumulative and nonexclusive and shall be in addition to any other rights and remedies otherwise available under any other contract or at law or in equity and to which such party might be entitled.

Section 7.12.   Applicable Law.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

Section 7.13.  Submission to Jurisdiction.  Each of the parties hereby: (a) irrevocably submits to the non-exclusive personal jurisdiction of any Texas court, over any claim arising out of or relating to this Agreement and irrevocably agrees that all such claims may be heard and determined in such Texas court; and (b) irrevocably waives, to the fullest extent permitted by applicable law, any objection it may now or hereafter have to the laying of venue in any proceeding brought in a Texas court.

Section 7.14.  Expenses; Prevailing Party Costs.  The Seller, the Company, and Purchaser shall pay their own expenses incident to this Agreement and the transactions contemplated hereby and thereby, including all legal and accounting fees and disbursements, and Seller shall be solely liable for any and all expenses of the Seller and/or the Company which are incident to this Agreement and the transactions contemplated hereby and thereby (other than customary general, administrative and overhead expenses incurred in the ordinary course of business).  Notwithstanding anything contained herein or therein to the contrary, if any party commences an action against another party to enforce any of the terms, covenants, conditions or provisions of this Agreement, or because of a breach by a party of its obligations under this Agreement, the prevailing party in any such action shall be entitled to recover its losses, including reasonable attorneys’ fees, incurred in connection with the prosecution or defense of such action, from the losing party.

Section 7.15.  Entire Agreement.  This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the parties with respect to the transactions contemplated hereby and thereby, and supersedes all prior agreements, arrangements and understandings between the parties, whether written, oral or otherwise.

[Remainder of page left intentionally blank.  Signature page follows.]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

“SELLERS”

/s/ David Loev
David M. Loev

/s/ MaryAnne McAdams
MaryAnne McAdams

“COMPANY”

RX Scripted, Inc.

/s/ MaryAnne McAdams
MaryAnne McAdams
President

“PURCHASER”

Archetype Partners, LLC
By: /s/ R. Bryan Crutchfield

Printed Name: R. Bryan Crutchfield

Its: Principal